Exhibit 1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Amendment No. 4 to Statement on Schedule 13G filed herewith relating to the ordinary shares, no par value per share, of Polypid Ltd., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

AURUM VENTURES M.K.I. LTD.

By:	/s/ Nir Dror-Darwish
Name:	Nir Dror-Darwish
Title:	Authorized Signatory
Date:	April 3, 2025

By:	/s/ Ilan Lior
Name:	Ilan Lior
Title:	Authorized Signatory
Date:	April 3, 2025

/s/ Morris Kahn
MORRIS KAHN
Date: April 3, 2025